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                                                                   EXHIBIT 10.10

                                 March 28, 2006

Mr. Walter Quade
Director, Procurement
Department of General Services
Bureau of Procurement
555 Walnut Street, 6th Floor
Harrisburg, Pennsylvania 17108

Re: Emergency Purchase/Interim Agreement by and between the Commonwealth of Pennsylvania, Department of General Services and World Energy Solutions, Inc.

Dear Mr. Quade:

World Energy Solutions, Inc. (WE) agrees to be legally bound by the Terms and Conditions of the energy procurement and contract management services contract for the interim period commencing March 22, 2006 until a final contract, based on award of RFP No. CN00018028, is executed by and between the Commonwealth of Pennsylvania, Department of General Services (DGS) and WE.

Pricing: The pricing for the energy procurement and contract management services described in RFP No. CN00018028 during this interim period will be as stated in WE's BAFO price submittal in accordance with RFP No. CN00018028.

Terms and Conditions: Except as provided above, all service purchases during the interim period will be governed by the Terms and Conditions and Work Statement in DGS's RFP No. CN00018028 and WE's BAFO price submittal. Upon full execution of a final contract by and between DGS and WE pursuant to RFP No. CN00018028, all service purchases made in accordance with this letter and emergency purchase authorization by DGS shall be merged into and covered by the terms of the final contract.

APPROVED:


/s/ Jonathan M. Harvey, VP              April 6, 2006
-------------------------------------   Date
Name/Title
World Energy Solutions, Inc.